Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-140900

                                   PROSPECTUS

                             RITE TIME MINING, INC.
               1,250,000 SHARES OF COMMON STOCK AT $.02 PER SHARE

This is the initial offering of common stock of Rite Time Mining, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,250,000 of common stock at a price of $0.02 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.02 per share for a period of one hundred and eighty
(180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on September 15, 2007.

Rite Time Mining, Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Rite Time Mining, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock          $.02           $25,000            $0             $25,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                     This prospectus is dated March 19, 2007

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                      3
     General Information about Our Company                                 3
     The Offering                                                          3
RISK FACTORS                                                               4
     Risks Associated with our Company                                     4
     Risks Associated with this Offering                                   7
FORWARD LOOKING STATEMENTS                                                 9
USE OF PROCEEDS                                                            9
DETERMINATION OF OFFERING PRICE                                           10
DILUTION                                                                  10
PLAN OF DISTRIBUTION                                                      11
     Offering will be Sold by Our Officer and Directors                   11
     Terms of the Offering                                                12
     Deposit of Offering Proceeds                                         12
     Procedures for and Requirements for Subscribing                      13
LEGAL PROCEEDINGS                                                         13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS              13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT            14
DESCRIPTION OF SECURITIES                                                 15
INTEREST OF NAMED EXPERTS AND COUNSEL                                     15
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                               16
ORGANIZATION WITHIN LAST FIVE YEARS                                       16
DESCRIPTION OF OUR BUSINESS                                               16
     Glossary                                                             17
     General Information                                                  19
     Competition                                                          26
     Compliance with Government Regulation                                26
     Patents, Trademarks, Franchises, Concessions, Royalty
      Agreements or Labor Contracts                                       26
     Need for Government Approval for Its Products or Services            26
     Research and Development Costs during the Last Two Years             26
     Employees and Employment Agreements                                  27
     Reports to Security Holders                                          27
PLAN OF OPERATION                                                         27
DESCRIPTION OF PROPERTY                                                   32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                  32
EXECUTIVE COMPENSATION                                                    35
FINANCIAL STATEMENTS                                                      35
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                               35

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Rite Time" and "Rite Time Mining" are to Rite Time Mining, Inc.

Rite Time Mining, Inc. was incorporated in the State of Nevada on May 3, 2006 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at 47395 Monroe Street #274, Indio, CA 92201. The telephone number is (760)393-8009.

We received our initial funding of $7,500 through the sale of common stock to our officer and director who purchased 1,500,000 shares of our common stock at $0.005 per share on May 11, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (May 2, 2006) through the year ended November 30, 2006 report no revenues and a net loss of $2,646. Our independent auditor has issued an audit opinion for Rite Time Mining, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been staked and we hired a professional mining engineer to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property, know as the Jeannie Project may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered     1,250,000 shares of common stock.

Price per Share              $0.02

Offering Period              The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                 $25,000

Securities Issued
 and Outstanding             1,500,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration costs           We estimate our total offering registration costs
                             to be $4,600.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Jeannie Mineral Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 2, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on our mineral claim. We will need the funds from this offering to complete our business plan. As of November 30, 2006, we had cash in the amount of $4,854. We currently do not have any operations and we have no income.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR RITE TIME MINING, INC. WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 6 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver or other minerals. We have a geological report detailing previous exploration in the area, and the claim has been staked per British Columbia regulations. However; there is the possibility that the previous work was not carried out properly and our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE JEANNIE PROJECT, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the mining roads providing access to our claim to become impassable. If the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes excavation operations on the claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Ms. Linda Farrell, our sole officer and director, currently devotes approximately 5 hours per week providing management services to us. While she presently possesses adequate time to attend to our interests, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Rite Time Mining, Inc., or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired her shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (1,500,000 shares) will be increased by $.008 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.009 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.011 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $4,600 cost of this registration statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MS. FARRELL, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING SHE WILL OWN 55% OF THE OUTSTANDING SHARES. IF SHE CHOOSES TO SELL HER SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the amount of Ms. Farrell's share ownership in our company, if she chooses to sell her shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If she does sell any of her common stock, she will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer to sell shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $25,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

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
               Total Proceeds to the Company              $25,000

               Phase One Exploration Program                7,000
               Administration and Office Expense           14,000
               Legal and Accounting                         3,000
               Working Capital                              1,000
                                                          -------

               Total Use of Net Proceeds                  $25,000
                                                          =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Ms. Farrell, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of November 30, 2006, the net tangible book value of our shares was $4,854 or $0.003 per share, based upon 1,500,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $25,000, the net tangible book value of the 2,750,000 shares to be outstanding will be $29,854, or approximately $.011 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,500,000 shares) will be increased by $.008 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.009 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.011 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 55% of the total number of shares then outstanding, for which she will have made an investment of $7,500, or $.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 45% of the total number of shares then outstanding, for which they will have made a cash investment of $25,000, or $.02 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .02
     Net Tangible Book Value Prior to this Offering       $ .005
     Net Tangible Book Value After Offering               $ .011
     Immediate Dilution per Share to New Investors        $ .009

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----
     Existing
     Stockholder          $ .005      1,500,000         55%          $ 7,500

     Investors in
     This Offering        $ .02       1,250,000         45%          $25,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Ms. Linda Farrell will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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
Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

     b. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $25,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Rite Time Mining, Inc.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officer and directors of Rite Time Mining, Inc., whose one year terms will expire on 06/30/07, or at such a time as her successor(s) shall be elected and qualified is as follows:

Name & Address               Age   Position    Date First Elected  Term Expires
--------------               ---   --------    ------------------  ------------
Linda Farrell                44     President,       5/2/06           6/30/07
47395 Monroe St. #274               Secretary,
Indio, CA  92201                    Treasurer,
                                    CFO, CEO &
                                    Director

The foregoing person is a promoter of Rite Time Mining, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Ms. Farrell currently devotes 5 hours per week to company matters. After receiving funding per our business plan Ms. Farrell intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

RESUME

March 2005 - present
Currently employed as an Administrative Assistant by Claridge & Associates, Ltd, a consulting firm located in Rancho Mirage, California. Job duties include administrative work, general office duties and attending to personal tasks for my employer.

October 2000 - March 2005
Employed as an Administrative Assistant by Fulford Partners Ltd., a consulting firm located in Rancho Mirage, California. Job duties included administrative work, general office duties and attending to personal tasks for my employer.

EDUCATION

1980 - 1983 - Fullerton College, in Fullerton, California, almost completing my Associate of Arts degree.

2000 - 2001 - College of the Desert, in Palm Desert, California completed my Associate of Arts degree in Liberal Arts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Rite Time Mining, Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Linda Farrell                  1,500,000     1,500,000       100%         55%

All Officers and
 Directors as a Group          1,500,000     1,500,000       100%         55%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 55% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended November 30, 2006, included in this prospectus, have been audited by Moore & Associates, 2675 S. Jones Blvd., Suite 109, Las Vegas, NV 89146. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Firm of Joseph I. Emas, 1224 Washington Avenue, Miami Beach, FL 33139, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

James W. McLeod, P. Geo. 5382 Aspen Way, Delta, British Columbia, V4K 3S3 Canada, has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Rite Time Mining, Inc. was incorporated in Nevada on May 3, 2006 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Linda Farrell was named sole officer and director of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $7,500 through the sale of common stock to Ms. Farrell who purchased 1,500,000 shares of our Common Stock at $0.005 per share on May 11, 2006.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver and other minerals. The Jeannie Mineral Claim is comprised of 4 contiguous claims totaling 82.6 acres. The property may be located on the Okanogan County, Washington State, USA. If our claim does not contain any reserves all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

                            GLOSSARY OF MINING TERMS

"Argillite"             A fine-grained sedimentary rock composed predominately
                        of hard clay particles
"BCDM"                  British Columbia Department of Mines
"Carbonate"             A salt of carbonic acid
"Chloritic"             A salt of chlorous acid
"Clastic"               Rocks formed from fragments of pre-existing rock
"Cretaceous"            The Cretaceous period is one of the major divisions of
                        the geologic timescale, reaching from the end of the
                        Jurassic period, about 146 million years ago to the
                        beginning of the Paleocene epoch of the Tertiary period
"Eocene"                The Eocene epoch (56-34 Ma) is a major division of the
                        geologic timescale and the second epoch of the
                        Palaeogene period in the Cenozoic era. The Eocene spans
                        the time from the end of the Paleocene epoch to the
                        beginning of the Oligocene epoch.
"Epigenetic"            the study of the processes involved in the unfolding
                        development of an organism
"Felsic Dike"           Felsic is a term used in geology to refer to silicate
                        minerals, magmas, and rocks which are enriched in the
                        lighter elements such as silica, oxygen, sodium, and
                        potassium. A dike is an intrusion into a cross-cutting
                        fissure, meaning a dike cuts across other pre-existing
                        layers or bodies of rock, this means that a dike is
                        always younger than the rocks that contain it.
"Fossiliferous"         Fossil-containing rock formations and sedimentary layers
"Galena"                A lead ore
"Geological mapping"    The process of observing and measuring geological
                        features in a given area and plotting these features, to
                        scale, onto a map
"Gold" or "Au"          A heavy, soft, yellow, ductile, malleable, metallic
                        element. Gold is a critical element in computer and
                        communications technologies
"Granodioritic"         An intrusive igneous rock similar to granite, but
                        contains more plagioclase than potassium feldspar
"Hydrothermal"          Hydrothermal circulation occurs most often in the
                        vicinity of sources of heat within the Earth's crust.
                        This generally occurs near volcanic activity, but can occur in the deep crust related to the intrusion of granite

"Marcasite"             Sometimes called white iron pyrite, an iron sulfide
                        (FeS2). Marcasite is often mistakenly confused with
                        pyrite, but marcasite is lighter and more brittle.
"Mineral claim"         A portion of land held either by a prospector or a
                        mining company, in British Columbia each claim is 500m x
                        500m (1,640 ft2)
"MINFILE"               A government data base detailing mineral occurrences in
                        BC
"Ore"                   A mixture of mineralized rock from which at least one of
                        the metals can be extracted at a profit
"Precious metal"        Any of several metals, including gold and platinum, that
                        have high economic value - metals that are often used to
                        make coins or jewelry
"Pyrite"                A yellow iron sulphide mineral - sometimes referred to
                        as "fools gold"
"Quartz"                Common rock forming mineral consisting of silicon and
                        oxygen
"Sandstone"             A sedimentary rock composed mainly of sand-size mineral
                        or rock grains
"Sedimentary rocks"     Secondary rocks formed from material derived from other
                        rocks and laid down underwater.
"Siltstone"             A sedimentary rock that is intermediate in grain size
                        between the coarser sandstone and the finer shale
"Silver" or "Ag"        A soft white lustrous transition metal, it has the
                        highest electrical and thermal conductivity of any metal
                        and occurs in minerals and in free form.
"Soil sampling"         The collecting of samples of soil, usually 2 pounds per
                        sample, from soil thought to be covering mineralized
                        rock. The samples are submitted to a laboratory that
                        will analyze them for mineral content
"Sphalerite"            A zinc sulphide mineral; the most common ore mineral of
                        zinc
"Tertiary"              One of the major divisions of the geologic timescale,
                        from the end of the Cretaceous period about 65 million
                        years ago to the start of the Quaternary period about
                        1.6 million years ago.
"Trenching"             The digging of long, narrow excavation through soil, or
                        rock, to expose mineralization
"Tuff"                  A type of rock consisting of consolidated volcanic ash
                        ejected from vents during a volcanic eruption
"Vein"                  A crack in the rock that has been filled by minerals
                        that have traveled upwards from a deeper source
"Volcanic rocks"        Igneous rocks formed from magma that has flowed out or
                        has been violently ejected from a volcano
"Wacke"                 A soft, earthy, dark-colored rock or clay derived from
                        the alteration of basalt.
"Zinc" or "Zn"          A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the For Jeannie mineral property is comprised of 4 contiguous claims totaling 82.6 acres, located on the Okanogan County, Washington State, USA.

The claims are motor vehicle accessible from the Town of Oroville, WA by traveling 7 miles northwest along the Loomis Oroville road on the northside of the Similkameen River.

The For Jeannie property lies in the interior region of northern Washington State in the Dry Interior belt. The area experiences about 15" of precipitation annually of which about 20% may occur as a snow equivalent. The summers can experience very hot weather while the winters can be cold, but for shorter periods of time.

Much of this area of the interior plateau, with its open rolling hills, hosts patches of Ponderosa pine and Douglas fir and groves of aspen in the wetter areas. The general area still supports an active logging industry. Mining holds an historical and somewhat contemporary place in the development and economic well being of the area.

The City of Spokane, Washington which lies 175 miles southeast of the property offers most of the necessary infrastructure required to base and carry-out an exploration and mine development program. The Town of Oroville which lies 7 miles to the southeast offers the necessary amenities to carry-out exploration of the property (accommodations, communications, equipment and supplies).

There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. Water required for exploration and development of the claim is available.

As exploration work could be conducted and assessed, a decision would be made as to its importance and priority. The next phase of work will be determined by the results from the preceding phase. At this point, it is necessary to suggest that a three phase exploration approach be recommended.

The cost of the proposed program is $7,000 for the initial phase of exploration, $14,000 for the contingent second phase and $40,000 for the contingent third phase. We plan to commence Phase 1 of the exploration program in the summer of 2007 if we are able to raise the necessary funds from this offering.

The discussions contained herein are management's estimates based on information provided by the consulting geologist who prepared the geology report for the project. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found.

                             [MAP SHOWING THE CLAIM]

ACQUISITION OF THE MINERAL CLAIM

The For Jeannie Mineral Claim was staked is recorded in the name of Rite Time Mining, Inc. and is in good standing to September 1, 2007. The fees paid to the BLM (Bureau of Land Management) were $680.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

They claim was recorded with the County and the BLM. In August 2007 we will be required to make a filing that discloses our intent to do fieldwork and record it as assessment work with the BLM.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The claims are motor vehicle accessible from the Town of Oroville, WA by traveling 7 miles northwest along the Loomis Oroville road on the northside of the Similkameen River.

The For Jeannie property lies in the interior region of northern Washington State in the Dry Interior belt. The area experiences about 15" of precipitation annually of which about 20% may occur as a snow equivalent. The summers can experience very hot weather while the winters can be cold, but for shorter periods of time.

Much of this area of the interior plateau, with its open rolling hills, hosts patches of Ponderosa pine and Douglas fir and groves of aspen in the wetter areas. The general area still supports an active logging industry. Mining holds an historical and somewhat contemporary place in the development and economic well being of the area.

The City of Spokane, Washington which lies 175 miles southeast of the property offers most of the necessary infrastructure required to base and carry-out an exploration and mine development program. The Town of Oroville which lies 7 miles to the southeast offers the necessary amenities to carry-out exploration of the property (accommodations, communications, equipment and supplies).

The claim area ranges in elevation from 2,000' to 2,500' mean sea level. The physiographic setting of the property can be described as rounded, open range with pockets of Ponderosa pine and Douglas fir and scattered clusters of aspens on a gentle southern slope of Mt. Kruger. The area has been superficially altered both by the erosional and the depositional (drift cover) effects of glaciations. Thickness of drift cover in the valleys may vary considerably. Fresh water lakes and small streams are quite abundant in the area.

                       [MAP SHOWING THE PROPERTY LOCATION]

HISTORY

The recorded mining history of the general area dates from the 1890's when gold miners passed through the area, often heading further north. Some placer gold occurrences were discovered in the area about the same time, but the bulk of the more significant lode gold and base metal discoveries were made in the late 1930's and early 1940's in the vicinity of the Similkameen River drainage. The For Jeannie property (formerly the Blanche property) appears to have undergone its main exploration and development work in 1938 as a gold-silver lode occurrence. The property underwent testing with two adits, 80' and 100' in length and two 10' deep shafts. Reported assays of gold and silver were gross valued at a combined $56/ton at 1938 prices across widths of 42" - 48".

GEOLOGICAL SETTING

REGIONAL GEOLOGY

The regional geological mapping relied upon in this report was obtained from the compilation map of the geology of the State of Washington, 1961. The general area is seen to be underlain by northerly trending rock assemblages deposited during the Paleozoic and Mesozoic eras. The oldest rock units trend northerly and are often fault bounded on the east and west sides which may account for these units currently being exposed at the surface and in contact with much younger rocks. These old faults may have a position of importance in the upward migration of hydrothermal fluids and accompanying mineralization.

LOCAL GEOLOGY

The local geological mapping was gleaned from a good coverage by government geological surveys on both sides of the 49th parallel. The three broad rock assemblages are observed in the area, older metamorphic (changed textures and rock minerals), the later intrusive igneous rocks and the younger volcano-sedimentary rocks and their possible accompanying intrusive sources.

PROPERTY GEOLOGY

The geology of the For Jeannie property and close-by areas may be described as being underlain by the younger Mesozoic age intrusive units of a wide ranging compositional character and the older Pre-Cambrian metamorphic rocks. Subsequently structural events that created the necessary receptiveness by faulting and fracturing of the host rocks to accept the alteration and mineralization observed in the quartz-welded zones or veins containing the gold.

DEPOSIT TYPE

The deposit types that are found occurring in the area are quartz vein systems that host many of the lode gold occurrences. Limestone replacement and skarn zones are not an infrequent type of base and precious metal occurrence in the larger area. There is much masking of bedrock and alteration and mineralization with the generally thinner veneer of glacial debris cover and subsequent soil development.

Geophysical techniques may be most effective in the covered areas as a follow-up to prospecting, trenching and sampling of the phase one program.

MINERALIZATION

The author has observed in places within the general area pyrite-pyrrhotite-chalcopyrite mineralization as mesothermal replacements or vein-type of occurrences that lie peripheral to the porphyry-type occurrence in the enclosing and underlying intrusives and the overlying volcanic tuffs (volcanic skarn). These occurrences were observed in the massive volcanic units and in medium grain-sized intrusive rock within steeply dipping to vertical fissure/fault zones with some dissemination in the adjacent wallrock. Alteration accompanying the pyritization is often observed as epidote-chlorite-calcite-(sericite)-magnetite, as a propylitic alteration assemblage.

The mineralization encountered at the For Jeannie mineral claims is reportedly as gold and silver within a quartz (vein) or larger fracture-welded zone.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

GCOMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in Washington State specifically. We will also be subject to the regulations of the Bureau of Land Management.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Linda Farrell. Ms. Farrell currently devotes 5 hours per week to company matters and after receiving funding she plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $4,854. We believe our cash balance is sufficient to fund our limited levels of operations until May 2007. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $7,500 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver and other minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program on our claim consisting of geological mapping, soil sampling and rock sampling. In addition to the $7,000 we anticipate spending for Phase 1 of the exploration program as outlined below, we anticipate spending an additional $22,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $29,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

The following work program has been recommended by the consulting geologist who prepared the geology report for the For Jeannie project.


PHASE 1

Detailed prospecting and mineralization mapping, followed
by hand trenching to obtain clean, fresh samples. The
estimated cost of this program, all inclusive                          $ 7,000

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the Phase 1 survey. Included in this estimated cost is transportation,
accommodation,  board, grid installation, two
geophysical surveys, maps and report                                    14,000

PHASE 3

Induced polarization survey over grid controlled anomalous
areas of interest outlined by Phase 1&2 fieldwork. Hoe or
bulldozer trenching, mapping and sampling of bedrock
anomalies. Includes assays, detailed maps and reports                   40,000
                                                                       -------

                                                              Total    $61,000
                                                                       =======

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claim in the summer of 2007. We expect this phase to take 15 days to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $14,000 and will take approximately 10 days to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

Following phase two of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase three of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $40,000 and will take approximately 2 weeks to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

Subject to financing, we anticipate commencing the second phase of our exploration program in fall 2007 and the third phase in spring 2008. We have a verbal agreement with James McLeod, the consulting geologist who prepared the geology report on our claim, to retain his services for our planned exploration program. We will require additional funding to proceed with phase two and any subsequent work on the claim, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase two and three, and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our directors or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program and there are no remaining funds in the company. While she has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the For Jeannie property (historically known as the Blanche gold prospect) consisting of four contiguous, located mineral claims comprising a total of approximately 80 acres. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $7,500 through the sale of common stock to Ms. Farrell, our officer and director, who purchased 1,500,000 shares of our common stock at $0.005 per share on May 11, 2006. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (May 3, 2006) through the year ended November 30, 2006 report no revenues and a net loss of $2,646.

CRITICAL ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes. The Company has elected a November 30, year-end.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Rite Time Mining Corp. Accordingly; no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We currently utilize space provided to us on a rent free basis from our director, Ms. Farrell. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Farrell will not be paid for any underwriting services that she performs on our behalf with respect to this offering. She will also not receive any interest on any funds that she may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On May 11, 2006, a total of 1,500,000 shares of Common Stock were issued to Ms. Farrell in exchange for $7,500 US, or $.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Rite Time Mining, Inc.; nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Rite Time Mining, Inc. had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Ms. Farrell.

                                                 Other
 Name &                                          Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs($)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
L Farrell        2006       -0-        -0-         -0-           -0-           -0-         -0-        -0-
President

There are no current employment agreements between the company and its executive officer.

On May 11, 2006, a total of 1,500,000 shares of common stock were issued to Ms. Farrell in exchange for cash in the amount of $7,500 U.S., or $.005 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Ms. Farrell currently devotes approximately 5 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Rite Time Mining, Inc. for the year ended November 30, 2006, and related notes, included in this prospectus have been audited by Moore & Associates, Chartered Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
    PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rite Time Mining, Inc. (A Development Stage Company)
Indio, California

We have audited the accompanying balance sheet of Rite Time Mining, Inc. (A Development Stage Company), as of November 30, 2006, and the related statements of operations, stockholders' equity and cash flows from inception May 3, 2006, through November 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rite Time Mining, Inc. (A Development Stage Company), as of November 30, 2006 and the results of its operations and its cash flows from inception May 3, 2006, through November 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's accumulated deficit of $2,646 as of November 30, 2006 and its lack of operations and sources of revenues raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
February 2, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                             Rite Time Mining, Inc.
                          (A development stage company)
                                  Balance Sheet

                                                                         Nov 30,
                                                                          2006
                                                                        -------
ASSETS

Current Assets
  Cash                                                                  $ 4,854
                                                                        -------
Total Current Assets                                                      4,854

Fixed Asstes
Total Fixed Assets                                                            0
                                                                        -------

      Total Assets                                                      $ 4,854
                                                                        =======

LIABILITIES

Current Liabilities
  Account Payables                                                      $     0
                                                                        -------
Total Current Liabilities                                                     0
                                                                        -------

Long term Liabilities                                                         0
                                                                        -------

      Total Liabilities                                                 $     0
                                                                        =======
EQUITY
  Additional Paid in Capital                                            $ 6,000
   75,000,00 Shares Authorized, 1,500,000
   Shares Issued at Founders, @ $0.001 Per Share                          1,500
  Net Income (Loss)                                                      (2,646)
                                                                        -------
Total Stockholders Equity                                                 4,854
                                                                        -------

      TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                         $ 4,854
                                                                        =======

   The accompanying notes are an integral part of these financial statements.

                             Rite Time Mining, Inc.
                          (A development stage company)
                                Income Statement

                                                               Period ended
                                                                  Nov 30,
                                                                   2006
                                                                ----------

Revenue                                                         $        0
                                                                ----------
Expenses
  Accounting & Legal Fees                                                0
  Bank Service Charge                                                   24
  Incorporation                                                        850
  Licenses and Permits                                                 100
  Office Expense                                                       266
                                                                ----------
Total Expenses                                                       1,240
                                                                ----------
Other Income (expenses)
  Recognition of an Impairment Loss
   (Mineral Claims)                                                  1,410
                                                                ----------
Income
  Interest Income                                                        4

Net Income (Loss)                                               $   (2,646)
                                                                ==========

Basic & Diluted (Loss) per Share                                $   (0.001)
                                                                ==========

Weighted Average Number of Shares                                1,500,000
                                                                ==========


   The accompanying notes are an integral part of these financial statements.

                             Rite Time Mining, Inc.
                          (A development stage company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                    From Inception May 3, 2006 to Nov 30 2006

                                                                                   Deficit
                                                                                 Accumulated
                                                                                   During
                                              Common Stock           Paid in     Development    Total
                                          Shares         Amount      Capital        Stage      Equity
                                          ------         ------      -------        -----      ------
Shares issued to founders at
 $0.005 per share, par value .0001       1,500,000       $ 1,500     $ 6,000    $       --     $ 7,500

Net (Loss) for period                                                               (2,646)     (2,646)
                                        ----------       -------     -------    ----------     -------

Balance, May 31, 2006                    1,500,000       $ 1,500     $ 6,000    $   (2,646)    $ 4,854
                                        ==========       =======     =======    ==========     =======


   The accompanying notes are an integral part of these financial statements.

                             Rite Time Mining, Inc.
                          (A development stage company)
                             Statement of Cash Flows

                                                               Period ended
                                                                  Nov 30,
                                                                   2006
                                                                 -------
CASH FLOW FROM OPERATING ACTIVITIES
  Net Income (Loss)                                              $(2,646)
  Accounts Payable                                                     0
                                                                 -------
NET CASH FROM OPERATING ACTIVITIES                                (2,646)

NET CASH AFTER OPERATING ACTIVITIES                               (2,646)

CASH FLOW FROM INVESTING ACTIVITIES

NET CASH FROM FINANCING ACTIVITIES                                     0
                                                                 -------

NET CASH AFTER OPERATING AND FINANCIAL ACTIVITIES                 (2,646)

CASH FLOW FROM FINANCING ACTIVITIES
  Shares Issued at Founders, @ $0.005 Per Share                    7,500
                                                                 -------
NET CASH FROM INVESTING ACTIVITIES                                 7,500

NET CASH AFTER OPERATING, FINANCIAL
 AND INVESTING ACTIVITIES                                          4,854

Cash at Beginning of Period                                            0

CASH AT END OF PERIOD                                            $ 4,854
                                                                 =======


   The accompanying notes are an integral part of these financial statements.

                             RITE TIME MINING CORP.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2006


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Rite Time Mining Corp. (the Company) was incorporated on May 3, 2006 under the laws of the State of Nevada. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Rite Time Mining Corp. Accordingly; no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated

                             RITE TIME MINING CORP.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2006


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

The provision for income taxes for the period ended November 30, 2006 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

                             RITE TIME MINING CORP.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2006


NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $2,646 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Linda Farrell, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Linda Farrell, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                             RITE TIME MINING CORP.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2006


NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 4, 2006 the Company issued a total of 1,500,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $7,500.

As of November 30, 2006 the Company had 1,500,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of November 30, 2006:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,500,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL NINETY DAYS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."